EXHIBIT 23.1

                          [ARTHUR ANDERSEN LETTERHEAD]

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Form 10.



/s/ ARTHUR ANDERSEN LLP

    ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  December 17, 1998.